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                                                                    Exhibit 10.3

                                                                  Execution Copy


                              Objet Geometries Ltd.
                      North American Distributor Agreement


Parties:         Objet Geometries Ltd.              ("Company")
                 2 Holzman St., Science Park
                 P.O. Box 2496,
                 Rehovot 76124, Israel

                 Stratasys, Inc.                    ("Distributor")
                 14950 Martin Drive
                 Eden Prairie, MN 55344



Effective Date:     August 28, 2003

WHEREAS Company develops, manufactures, markets and sells a rapid prototype ("RP") system called Polyjet, based on Company's proprietary UV Jetting Technology (as defined below) and related products and services; and

WHEREAS Distributor develops, manufactures, markets and sells RP Systems (as defined below), based on Distributor's proprietary fused deposition modeling ("FDM") technology and related products and services; and

WHEREAS Distributor has previously determined for its own business reasons to [*];

WHEREAS Distributor has represented to Company that Distributor has the facilities, personnel, technical expertise, and financial ability necessary to sell, market, distribute, install and support the Systems (as defined below) in the Territory (as defined below);

WHEREAS Company has represented to Distributor that Company has or will have the facilities and financial ability necessary to manufacture the Products (as defined below) for sale in the Territory; and

WHEREAS Distributor wishes to obtain, and Company is willing to grant Distributor, an exclusive right to market, sell, distribute, install and support the Products in the Territory, subject to the terms and conditions set forth in this Agreement;


[*] Denotes confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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


In consideration of the mutual covenants herein, the parties agree as follows:

         1.       Definitions.

A. Unless otherwise defined in the main body of this Agreement, the following terms shall have the meanings identified in the attached Appendices, each of which is incorporated by reference.


         Products, Prices                                     Appendix A
         Purchase Terms                                       Appendix B
         Product Description & Specifications                 Appendix C
         Limited Warranty                                     Appendix D
         Territory                                            Appendix E
         Minimum Annual Sales Quota                           Appendix F
         Company Insurance Policies                           Appendix G
         Service                                              Appendix H
         Proprietary Information to Distributor and Company   Appendix I
         Marketing Plan                                       Appendix J
         Transition-Out upon Termination                      Appendix K
         Objet Trademarks                                     Appendix L

B. Unless otherwise defined herein, when used in this Agreement, the following terms shall have the meanings ascribed to them below:

         "Agreement Quarter" means each three-month period commencing October 1, January 1, April 1, and July 1 and ending December 31, March 31, June 30 and September 30, as applicable.

         "best efforts" means, in the case of Distributor, [*]; and in the case of the Company, [*].

         "Distributor System" means any RP System (other than a System) that Distributor sells in the Territory, whether as a manufacturer or distributor of such RP System.

         "Eden 333 System" means the System described on Annex C hereto as modified or amended from time to time.

         "Exclusivity Period" means each period of time where Distributor has the right to act as Company's exclusive distributor of the Products in the Territory.

         "FDM Technology" means the fused deposition modeling technology used by Distributor's RP Systems that is based on extrusion of materials onto a surface, including all patents, trademarks, copyrights, knowhow and other intellectual property rights owned by Distributor.

         "Force Majeure" means any war, revolution, terrorism, acts of the public enemy, strikes, fires, floods, storms, hurricanes, tornados, other acts of God, transportation delays or shortages, labor disputes, riots, insurrections, accidents, inability to obtain materials or supplies as a result of a Force Majeure, governmental action or exercise of eminent domain, and other cause not within the control of the person in question, whether of the class of the causes hereinbefore enumerated or not.



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

         "Polyjet  Jetting Head" means the Single Head Unit Assembly used in the
         Systems,   which  is  described  on  Appendix  A,  and  all   upgrades,
         improvements and substitutions thereof.

         "Polyjet Resin" means the proprietary [*] resin of Company used in Company RP Systems.

         "Products" means all Systems and all such spare parts, resins and other products, as such products are listed on Appendix A as modified or amended from time to time, that are sold for use in or with the Systems in the Territory.

         "RP Systems" means rapid prototyping systems whereby the system builds a three-dimensional solid representation from a computer assisted design.

         "Systems" means all of the Company's RP Systems using UV Jetting Technology that are to be sold to third party end users with a list price of US$ [*]or more, including, without limitation, the Eden 333 System described on Appendix C.

         "UV Jetting Technology" means the technology used by Company's RP Systems to transfer Polyjet Resin to a surface for the purpose of building a three-dimensional representation from a computer assisted design, and any similar technology used in RP Systems in which a resin or similar material is transferred by expulsion through space in a spray or jet stream, but excluding Distributor's FDM Technology.

C. The specifications on Appendix C above may be modified by Company from time to time and with 90-day prior notice, by delivering a replacement Appendix C to Distributor in the manner set forth in Section 19.

D. When a Distributor System is compared with a System to determine whether such Distributor System competes or is competitive with a System for purposes of this Agreement, the determination shall be based on [*].

         2.       Appointment.

A. Grant of Exclusive Distribution Right. Subject to Distributor's continued compliance with the terms of this Agreement, Company grants and Distributor accepts the exclusive right to market and sell Products solely for installation and use at end user customers' facilities located within the Territory (as defined in Appendix E hereto) and to obtain and submit Product orders to Company during the Term of this Agreement as specified in Section 9 hereof. During the Exclusivity Period and except as otherwise provided herein, Company will not directly or indirectly market, sell or distribute Systems or any other Products that are sold for use in or with the Systems in the Territory and shall effect all such sales of Systems and other Products for installation or use in the Territory by or through Distributor.



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

B. Joint Marketing and Sales Efforts. If Company desires to market Products to prospective customers located in the Territory for installation or use of the Products outside of the Territory, where such customer may also be a potential customer for Products in the Territory, then prior to commencing any such marketing efforts with respect to a prospective customer, Company shall notify Distributor's Chief Executive Officer or Vice President of Sales of the metropolitan area in which such prospective customer is located (but shall not be required to name the prospective customer). However, [*] Company and Distributor shall develop a coordinated sales effort with respect to such prospective customer.


C. Restriction on Distributor's Sales. Except as otherwise expressly permitted in this Agreement, during the Exclusivity Period, Distributor will not sell for installation in the Territory any RP Systems that are competitive with the Eden 333 System or any other Products being marketed or sold in connection therewith pursuant to this Agreement, nor will Distributor sell any maintenance services or resin that are competitive with those, as the case may be, being marketed or sold pursuant to this Agreement. Company acknowledges that none of the Distributor Systems being manufactured, marketed and sold by Distributor on the date of this Agreement are competitive with the Eden 333 System. If Distributor announces that it will begin to sell in the Territory a Distributor System that is competitive with the Eden 333 System, Company shall have the right to terminate the exclusivity of Distributor's distributorship under this Agreement by written notice to Distributor given not later than 90 days after the date of Distributor's announcement, in which case (i) all of the restrictions on Company's right to market, sell and distribute Products in the Territory under Section 2A and 2B or to appoint other distributors to market, sell and distribute Products in the Territory and its obligations under Sections 6B and 8B shall lapse, and (ii) Distributor shall have the right to sell such Distributor System in the Territory notwithstanding the other provisions of this Section 2C. If Company does not give such a notice within such 90-day period, then the Exclusivity Period will continue, and Distributor shall have the right to sell such Distributor System without restriction.

D.       Loss of Exclusivity.

         (i) In the event that Distributor has not ordered [*] total Eden 333 Systems by the end of [*] months from the date hereof, Distributor shall be required to pay the Company the sum of $[*] as an advance payment for future orders of Systems in order to maintain its exclusivity hereunder (the "Supplemental Advance"). If the Distributor neither orders the [*] Eden 333 Systems by the end of said [*] months nor pays Company the
                  Supplemental  Advance  within  20 days  thereafter,  then  (a)
                  Distributor shall be thereby deemed to have lost its exclusivity hereunder and shall thereafter be a non-exclusive distributor of the Products in the Territory and (b) the restriction on Company's right to market, sell and distribute Products in the Territory under Sections 2A and 2B and its obligations under Sections 6B and 8B shall automatically lapse. Distributor may regain exclusivity in the Territory only if it has submitted by the first anniversary of the date hereof binding purchase orders to the Company for a total of [*] Eden 333 Systems, in which case all of the restrictions on Company's right to market, sell and distribute Products in the Territory under Section 2A and 2B or to appoint other distributors to market, sell and distribute Products in the Territory and its obligations under Sections 6B and 8B shall be reinstated.



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

         (ii) If Distributor has not ordered the Minimum Annual Sales Quota of Eden 333 Systems during each subsequent year of the Term (whether as set forth on Appendix F or as agreed by the parties in accordance with Section 9 hereof), then (a)
                  Distributor shall be thereby deemed to have lost its exclusivity hereunder and shall thereafter be a non-exclusive distributor of the Products in the Territory and (b) the restrictions on Company's right to market, sell and distribute Products in the Territory under Section 2A and 2B and its obligations under Sections 6B and 8B shall automatically lapse.

         (iii) Anything in clause (ii) of this Section 2D to the contrary notwithstanding, if at the end of the first, second or third Agreement Quarter of the third year of the Term of this Agreement, Distributor has not ordered an average of [*] Eden 333 Systems per Agreement Quarter during such third year of the Term, then (a) Distributor shall be thereby deemed to have lost its exclusivity hereunder and shall thereafter be a non-exclusive distributor of the Products in the Territory and
                  (b) the restrictions on Company's right to market, sell and distribute Products in the Territory under Section 2A and 2B and its obligations under Sections 6B and 8B shall automatically lapse.

E. Suspension of Minimum Annual Sales Quota. Anything in Section 2D to the contrary notwithstanding, if (i) Company issues a stop ship order due to a severe reliability problem within the first year of the Term, or
         (ii) either party is unable to perform its obligations under this Agreement due to a force majeure, then:

         (1) Distributor's obligation to satisfy the Minimum Annual Sales Quota shall be suspended beginning at the time when any of the foregoing events stated in clauses (i) or (ii) begins and ending at the time when any such event ends (the period of such suspension being referred to as the "Suspension Period");

         (2) the time during which Distributor shall be required to satisfy the Minimum Annual Sales Quota or the quota for any Agreement Quarter as provided in clause (iii) of Section 2D shall be extended by the a period of time equal to the Suspension Period; and

         (3) the Term of this Agreement shall be extended by a period of time equal to the Suspension Period and all other provisions of this Agreement relating to the date of this Agreement or the anniversary thereof, such as the definition of Agreement Quarter, shall be modified mutatis mutandis.

F.       Introduction of New Systems.

         (i)      If  Company   intends  to  sell  any  new  System  during  the
                  Exclusivity Period, it shall give Distributor notice of the proposed sale of such new System not less than one



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

                  (1) month prior to installation of such new System at a Beta site. Such notice shall set forth the specifications for such new System, the proposed Net Transfer Price, the proposed list price, and such other information as shall be appropriate to permit Distributor to evaluate such new System and the market for it in the Territory. Between the time of such notice and the date on which Company launches such new System for commercial sales anywhere in the world (the "New System Launch Date"), Company and Distributor shall determine in good faith whether Distributor is then selling or proposing to sell any Distributor System that would be competitive with such new System.

         (ii) If the parties determine that such new System would be competitive with any Distributor System or if they cannot agree before the New System Launch Date, either party can, by notice given to the other not later than ten (10) days after the New System Launch Date (such notice being referred to herein as an "Exclusion Notice"), exclude such new System from this Agreement. In that case, Company shall have the right to sell such new System and related Products directly or indirectly in the Territory without violating Section 2A hereof.

         (iii) If the parties determine that such new System is not competitive with any Distributor System, or if they determine that it is competitive or cannot agree but neither party gives a Notice of Exclusion within ten (10) days after the New System Launch Date, then such new System shall be deemed to be a System subject to this Agreement. In that case, Distributor shall have the right to sell other Distributor Systems without violating Section 2C. In addition, Company and Distributor shall negotiate in good faith reasonable Minimum Annual Sales Quotas, prices and other material terms of the sale of such new System to Distributor hereunder that relate solely to such new System rather than to Systems generally.

         3. Distributor Responsibilities. During the Term of this Agreement, Distributor will have the following responsibilities in connection with its distribution of Products within the Territory:

A. Product Distribution. Distributor shall use its best efforts during the Exclusivity Period, and its commercially reasonable efforts during any period of non-exclusivity, to market and distribute the Products throughout the Territory. Distributor shall conduct business in a manner that reflects favorably at all times on the Products consistent with Company's published literature for the Products.

B. Marketing Plan and Reports. During the Exclusivity Period, Distributor will diligently carry out the Marketing Plan, as appended hereto as Appendix J. For each calendar quarter during the Term of this Agreement, Distributor shall provide Company with a report, in the form to be mutually agreed upon, generally setting forth details of and describing Distributor's activities during the preceding calendar quarter and activities planned for the coming calendar quarter to implement the Marketing Plan. To ensure compliance with the terms of the Marketing Plan and this Agreement, Company shall have the right, upon a reasonably advance written notice, to inspect and audit, at its own costs, the relevant sales and service records of Distributor as they relate in general to implementation of the Marketing Plan and performing Distributor's obligations hereunder. Company, however, shall have no right to examine or audit Distributor's records with respect to any particular customer nor shall Company be entitled to obtain the names of Distributor's customers and related contact and other customer-specific information or any information relating to the manufacture, marketing, sale, or maintenance of Distributor Systems (whether separately or jointly with the Systems) in connection with Company's examination of Distributor's records.



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

C. Order Forecasts. Distributor will provide monthly an updated, non-binding Product forecast of the number of Systems that Distributor expects to order in the succeeding 90-day period. During the two months immediately preceding the first anniversary of the date hereof, Distributor and Company will negotiate in good faith a reasonable arrangement by which Company can rely on reasonably accurate forecasting from Distributor in order to align Company's production capacity with Distributor's actual requirements for Products, without creating excessive overcapacity and thereby maintain reasonable production efficiencies.

D. Adequate Facilities and Personnel. Distributor shall maintain adequate facilities and an adequate, trained Distributor sales force for the regular solicitation of customers and prospects located within the Territory. Distributor will hire one Product Manager dedicated to the Products and assign AE (Application Engineer) specialists and FSE's (Field Service Engineers) trained to support the Products in the Territory. The Product Manager will serve as a liaison and chief point of contact between Distributor and Company for all Product marketing, sales and technical issues and updates. Distributor's Product Manager and senior sales management shall meet with Company on a quarterly basis in the Territory to jointly discuss product positioning and to share all customer feedback with respect to the performance of the Products. Distributor shall have no obligation to provide R&D or manufacturing to Company for the Systems or other Products.

E. Conducting Business for Own Account. Distributor shall conduct all business hereunder in its own name as an independent party, and not as an agent of, or partner or joint venturer with, Company, including the payment of all wages, taxes, costs, expenses and other amounts incurred in Distributor's business and specifically in its performance under this Agreement.

F. Orders in Compliance with Specifications. Distributor shall solicit and accept orders only for Products having the Product Specifications set forth on Appendix C, as modified or amended.

G. Promotional Efforts. Distributor shall advertise the Products in advertising media of Distributor's choice in a manner consistent with advertising of Distributor Systems. Distributor shall make use of all promotional material supplied by the Company, which shall be supplied at Company's expense. In this regard, Distributor shall implement the commitments specified for marketing and advertising as specified in the Marketing Plan, which Company views as a fundamental part of the implementation of this Agreement. Distributor shall comply with Company's reasonable branding guidelines and advertising policies as advised by Company from time to time, provided that such policies do not require Company to engage in marketing or advertising efforts that are inconsistent with those conducted for Distributor Systems. In addition, Distributor shall have the right to modify product literature provided by Company in accordance with Section 6E to conform it with literature Distributor uses in connection with the marketing and sale of Distributor Systems and related products, subject to Company's consent to such modifications, which consent shall not be unreasonably withheld.



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

H. Representations to Customers. Distributor will not make any representations or give any warranties concerning the Products or their capabilities that are false or misleading in any way or go beyond those warranties and representations made by Company in this Agreement and in the documentation supplied by it.

I. Integration and Installation. Distributor shall be responsible for the installation, integration and implementation of the Products at the customers' sites and for training customer personnel in the use and maintenance of the Products. Installation shall include, among others, site analysis, network configurations and software installation.

J. Technical Support. Distributor shall ensure a reasonably competent sales and technical support organization to provide sales and first-line technical support for the Products to its customers, responding to customers' inquiries by e-mail or phone within one business day. Distributor and its staff shall develop and maintain sufficient knowledge of the RP industry, the Products and competitive offerings to be able to demonstrate and support the Products for customers. Distributor will ensure that only Distributor's computer programmers and engineers who have been specifically authorized by Company will request technical assistance from Company's technical support specialists. Distributor will use Products only as specified in documentation supplied by Company.

K. Maintenance and Support Services. Distributor will offer support and maintenance services for the Products to its customers. The scope and quality of such support and maintenance services shall be subject to Company's review and approval, which approval shall not be unreasonably withheld or delayed. Distributor will be responsible for maintaining the proper level of spare parts inventory for the Territory, which will include initially purchasing $[*] of recommended spare parts and will require additional purchases according to requirements in the Territory. The recommended spare parts list and the Net Transfer Prices thereof are set forth in Appendix A

L. Demonstration Systems. Distributor shall maintain demonstration Systems capable of supporting the most technically advanced Products in order to support its marketing obligations hereunder (each such System, a "Demo System"). Distributor will identify the configuration and location of all Demo Systems upon request of Company. Distributor will purchase [*] Eden 333 Demo Systems at a Net Transfer Price of $[*] each, as provided in Section 10D. Company acknowledges that Distributor intends to [*]. If Distributor sells Systems other than the Eden 333 System, then Distributor may reduce the number of Eden 333 Systems used as Demo Systems and add one or more such other Systems to be used as Demo Systems.

M. Initial Training. All of Distributor's sales and technical personnel employed to sell and support the Products shall be trained either directly by Company or by Distributor trainers trained by Company. Distributor initially shall, at its sole cost and expense, cause an adequate number of Distributor personnel to participate in all relevant sales and technical training courses on existing Products for the purpose of selling and supporting such Products after their introduction.

N. Ongoing Training. When Company offers training courses for new Products or major Product upgrades or enhancements, Distributor shall cause its relevant personnel to attend such training courses. In any case, however, Distributor personnel shall be required to attend such training courses only if they are offered in the Territory or Europe or by remote learning methods.

O. Information. Distributor shall keep Company informed as to problems encountered and resolutions proposed with respect to the performance and operation of the Products. Distributor shall also communicate to Company, on an on-going basis and upon request, any and all customer feedback regarding the Products, the positioning of the Products in the RP market, customers' RP or detailed application needs, maintenance service, resins and any changes, improvements, modifications or enhancements thereof suggested by any customer, or any employee or agent of Distributor, as well as any and all surveys regarding the Products and the service, including any industry-by-industry analyses. Distributor further agrees that Company shall be and remain the exclusive owner of such information, but only as it relates to the Products. Anything herein to the contrary notwithstanding, Distributor shall have no obligation to identify any of its customers or to provide Company with any customer-specific information nor shall Distributor have any obligation to provide Company with any information regarding Distributor Systems or the manufacture, marketing, sale, distribution, service or maintenance thereof; provided, however, that Company shall have the right to meet with and/or interview representative customers from time to time as long as Distributor arranges such meeting and Company's representative at such meeting is accompanied by a representative of Distributor.

P. Marketing Campaigns. Distributor shall take an active part in any of Company's marketing programs and campaigns. Distributor shall participate in, at Distributor's expense, and prominently display and promote the Products at relevant trade shows, road shows, seminars and other similar marketing events in the Territory where reasonable.

Q. Return of Defective Materials. Distributor will return, [*] certain defective parts, including in particular Polyjet Jetting Heads, in the manner designated by the Company, noting the machine serial number from which the defective part was taken and, in the case of a defective Polyjet Jetting Head, the block location of said head.

R. Quality Checks. From time to time, upon Company's request, Distributor shall provide Company with randomly selected samples of packages, documentation, and promotional materials and other such materials related to the Products that are prepared by Distributor. To the extent that Company advises Distributor that such items are deficient or inaccurate, Distributor will change them pursuant to Company's written instructions.

S. Modification of Parties' Responsibilities. If the Exclusivity Period terminates, the parties will negotiate in good faith a modification of Distributor's responsibilities under this Section 3 and Company's responsibilities under Section 6 as appropriate to conform such responsibilities to those customary for a non-exclusive distribution agreement in like circumstances.


         4.  Distributor   Representations.   Distributor  makes  the  following
representations to Company:

A.       General.  Distributor  is a  public  company  (as  defined  in the U.S.
         Securities Exchange Act of 1934) and has been in the RP business, including manufacture and global sales of RP Systems, for over 10 years and plans to continue its growth in this business, including by way of distributing the Products of the Company.

B.       Other RP Development and Patents. Distributor holds patents in [*].

C.       Development and Manufacture of Other [*] RP Products. [*]

D. Distributor Financial Condition. Distributor's financial statements as set forth in its periodic filings with the U.S. Securities and Exchange Commission (the "SEC") are true and correct in all material respects and accurately reflect Distributor's financial condition and results of operations as at the dates specified therein.

E. Corporate Power and Authority; Enforceability. Distributor has the necessary corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Distributor, and assuming due authorization, execution and delivery by Company, constitutes the valid and binding obligation of Distributor, enforceable in accordance with its terms.


         5. Distributor's Additional Covenants. Distributor makes the following covenants and agreements with Company in connection with Distributor's sale and distribution of the Products hereunder:


A. Service Bureau for [*]. Distributor [*] on Systems [*] and installed and used [*]. Distributor [*] in connection with Distributor's [*]. Company acknowledges that it [*], except from [*].

B. Restrictions on Distributor's Development, Manufacture or Sale of RP Systems. During [*], Distributor [*]. During [*], Distributor [*]. During [*] Distributor personnel (whether employee, consultant or contractor) who have had direct access to Company's Confidential Information (as defined in Section 12) used in connection with the operation of the Systems [*]. Distributor acknowledges that if, during [*], it desires [*], then Distributor [*]. This provision shall [*].

C. Distribution of Other RP Systems [*]. During [*], Distributor [*]. This provision shall [*].

D. Non-Solicit. Distributor shall not solicit and/or hire Company's employees without written approval from Company during the Term of this Agreement and for two (2) years following the termination of this Agreement.

E. Referrals Outside of Territory. Subject to Section 2B hereof, Distributor shall refer to Company all customer leads for installations of Company Systems outside the Territory so as to enable Company to market to said customer outside of the Territory and will assist Company in said marketing efforts during the Term of this Agreement.

F. Provision of Financial Statements. If Distributor ceases to be a public company during the Term of this Agreement, Distributor shall, from time to time, on reasonable notice by Company, furnish Company quarterly and annual financial statements similar to those filed with the SEC and such other financial information as shall be reasonably necessary for Company to determine Distributor's financial condition.

G. Compliance with Laws. Distributor shall be responsible for complying with the laws and regulations applicable to it in the Territory and, to the extent that Distributor uses Products in the Territory, to the laws and regulations applicable to such use, it being understood that Distributor shall have no responsibility for compliance of the Products themselves with any law or regulation in the Territory. Distributor shall bear all expenses and costs related to its compliance with such laws and regulations that apply to it. If Distributor determines that any Product or its use in accordance with Company's instructions violates any law or regulation applicable in the Territory, Distributor will inform Company of such violation, will allow Company reasonable time to modify such Product at Company's cost in order to comply with the applicable laws or regulations, and, to the extent practicable, will assist Company with such compliance at Company's cost. If such Product fails to comply with such requirements after reasonable time and support, Distributor shall have no further obligations under this Agreement to distribute the said Product.


         6. Company Responsibilities. During the Term of this Agreement, Company will have the following responsibilities in connection with its manufacture of the Products and their sale to Distributor under this Agreement:

A. Sales Support. Company shall assist, at Company's expense, Distributor with the preparation of sales proposals or other data for presentation to prospective customers.

B. Manufacturing Capacity. Company shall use its best efforts to have the manufacturing capacity to satisfy Distributor's quarterly sales orders based on the Minimum Annual Sales Quota during the first year of the Term. Thereafter throughout the Term, Company shall use its commercially reasonable efforts to have the manufacturing capacity to satisfy Distributor's monthly sales orders based on the forecasting system to be implemented beginning with the second year of the Term, as contemplated in Section 3C above, and the number and rate of orders previously submitted during the Term.

C. Matters Concerning Reliability. [*] shall use its best efforts to cause the Eden 333 System to have [*] within [*]. [*] shall monitor all information [*] with respect to performance of the Systems and the Systems' progress with respect to [*]. If (a) [*]; (b) [*]; and (c) [*], then [*] will [*]. The [*] shall include (i) [*]; (ii) [*]; and
         (iii) [*].


D. Testing Prior to Shipment. During the first 18 months of the Term of this Agreement, Company will test all Eden 333 Systems for at least 40 hours prior to shipment. Beginning 18 months after the date of this Agreement and ending 36 months after the date of this Agreement, Company will test all Eden 333 Systems for at least 20 hours prior to shipment. Thereafter, Company shall test all Eden 333 Systems in accordance with its customary testing procedures for all Eden 333 Systems to be shipped to Company's customers.


E. Product Literature. Company shall provide Distributor at Company's expense with reasonable quantities of any then-current Company Product literature in digital format in the English language and other available promotional materials relating to the Products. Company will supply reasonable quantities of printed materials as required by Distributor at the Company's expense.


F. New Products and Upgrades. Company will notify Distributor of all new Products and major upgrades of existing Products relevant for the Territory at least three (3) months prior to their planned official release. For all new products and major upgrades that are not relevant for the Territory, Company will notify Distributor at least one (1) month prior to its planned official release. Company will promptly provide periodic confidential communications and updates regarding modifications to its Products and related matters.


G. Initial Training. Within four weeks after the date of this Agreement, Company shall provide initial training to Distributor's personnel at Distributor's facility in Eden Prairie, Minnesota, U.S.A., with respect to sales, service and maintenance of the Products.

H. Ongoing Training. Promptly after Company gives notice to Distributor of any new Product or any upgrade or enhancement of an existing Product as provided in Section 6F above, Company shall provide training for Distributor's personnel in the Territory or in Europe or by remote learning methods; in addition, Company shall provide training for Distributor's personnel on an ongoing basis for product knowledge, product and feature changes for user operation and for AE, service and repair. Each party shall bear its own expenses in connection with all training under this Agreement, including lodging, travel and meal expenses.


I. Demo Systems. In order to keep the Demo Systems fresh, Company shall sell Distributor up to [*] Eden 333 Demo Systems every 12 months at $[*] each. Concurrently with the execution and delivery of this Agreement, Company shall have delivered [*] Eden 333 Demo System to Distributor. Company shall deliver [*] confidential operating Demo Systems to Distributor pursuant to Distributor's purchase orders during the month of September 2003.


J. Distributor Branding. Company hereby authorizes Distributor to add the "Stratasys" logo to identify the Products as being distributed and serviced by Distributor in the Territory, subject to the review and approval of the actual logo label, size and location on the unit of the Products, and provided that Company's logo and other marks remain unadulterated and in prominent view on each said unit. Prior to using any Stratasys logo or other trademarks or trade names in connection with the Products, Distributor will first send Company the exact label with logo and information, and Company has final approval on its use.


K. Material Safety Data Sheets. Concurrently with the execution and delivery of this Agreement and from time to time during the Term of this Agreement upon the request of Distributor, Company shall provide Distributor with the Material Safety Data Sheets for the Polyjet Resin.


L.       Non-Discrimination. [*].


M. Compliance with Laws. Company shall be responsible for assuring that all Products, as manufactured, comply with all applicable laws and regulations in the Territory. In particular, Company shall manufacture all Systems with new parts to the extent required by laws in the Territory requiring goods marketed as new be manufactured with new (and not used or refurbished) parts.

         7. Company Representations. Company makes the following representations to Distributor:


A. Resin Formula and Source. The Polyjet Resin is manufactured in accordance with a formula and know-how that is proprietary to Company, and no person has the right to manufacture the Polyjet Resin without Company's consent or approval. The Systems will not operate with any UV polymer resin other than the Polyjet Resin. Company is the sole supplier for its Polyjet Resin and has (or has sourced) a long-term continuous manufacturing capability to supply the Polyjet Resin to Distributor.


B. Company Financial Condition. Company has or will have the ability to finance the manufacturing capacity to build the number of Systems as specified under the Minimum Annual Sales Quota.


C. Safety. Company has taken adequate steps to insure that the Systems and the Polyjet Resin, when used in an office in accordance with the documentation supplied by Company and, in the case of the Polyjet Resin, stored in Polyjet canisters provided by the Company and disposed of in solid form, will not result in injury, illness or death to human beings or animals nor result in damage to property or the environment.


D.       Certain Design Issues. [*].


E. Insurance. Company currently maintains, in full force and effect, insurance policies (the "Company Insurance Policies") in scope and amount of coverage as described on Appendix G hereto. Company has provided Distributor with true and complete copies of all Company Insurance Policies or abstracts thereof. Company is not in default under the provisions of any Company Insurance Policy, has not failed to pay any premiums due thereunder, and has not failed to present any notice or material claim thereunder in a due and timely fashion. There are no claims by Company pending under any of the Company Insurance Policies as to which coverage has been denied or disputed by the underwriters of such policies.


F. Corporate Power and Authority; Enforceability. Company has the necessary corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery hereof and the consummation of the transactions contemplated hereby by Company have been duly and validly authorized and approved by Company's Board of Directors and no other corporate or stockholder proceedings on the part of Company or its Board of Directors are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company, and assuming due authorization, execution and delivery by Distributor, constitutes the valid and binding obligation of Company, enforceable in accordance with its terms.

         8.  Company's  Additional   Covenants.   Company  makes  the  following
covenants  and  agreements   with   Distributor  in  connection  with  Company's
manufacture and sale of the Products hereunder:


A. Non-Solicit. Company agrees not to solicit and/or hire Distributor's employees without written approval from Distributor during the Term hereof and for two (2) years following the termination of this Agreement.


B. Referrals by Company in Territory. Subject to Section 2B hereof, Company shall refer to Distributor all customer leads for installations of Company Systems in the Territory so as to enable Distributor to market to said customer in the Territory and will assist Distributor in said marketing efforts during the Term of this Agreement.


C. Sharing of Certain Expenses. If a Distributor FSE is required to visit a customer site to change Polyjet Jetting Heads on any Eden System, then Company will reimburse Distributor in an amount equal to fifty percent (50%) of Distributor's customer site travel expenses. Anything herein or in Appendix B to the contrary notwithstanding, Distributor shall have the right to set off such amounts against amounts payable to Company hereunder.


         9. Term and Renewal.  Unless  previously  terminated in accordance with
Section 15 of this Agreement and subject to Section 2E, this Agreement will remain in effect for an initial three-year term expiring on the third anniversary date of this Agreement. Thereafter, this Agreement will be automatically renewed on each anniversary date for an additional one-year renewal term, unless the parties shall not have agreed, at least sixty (60) days prior to expiration of the then-current term, on sales goals and the Minimum Annual Sales Quota for the one-year renewal term. If the parties are unable to agree on such sales goals and Minimum Annual Sales Quota, this Agreement shall terminate at the end of the then-current term. In connection with establishing the sales goals and Minimum Annual Sales Quota for any renewal term, the parties shall negotiate in good faith. The period during which the Agreement is in effect as provided in this Section 9 is referred to herein as the "Term".



         10.      Advances, Prices, Purchase Terms and Product Orders.


A. Initial Advance. Distributor will pay to the Company a [*] advance payment (the "Initial Advance"). The first installment of the Initial Advance shall be paid immediately upon execution of this Agreement by cancellation of Company's indebtedness to Distributor in the amount of [*]. The second installment shall be paid by wire transfer in accordance with Company's written instructions of [*] upon the earlier of (i) three days prior to the Distributor's internal launch meeting for the Products with its employees or (ii) thirty (30) calendar days from the date hereof (the earlier to occur of the actual date of such launch meeting and thirty (30) calendar days from the date hereof shall be referred to herein as the "Launch Date").


B. Crediting of Initial Advance; Accounting. Company shall credit the Initial Advance against payment for the Net Transfer Price of [*] ordered from Company until the total amount of the Initial Advance shall have been applied to such payments. From time to time upon request of Distributor, Company shall provide Distributor with a monthly accounting and reconciliation compatible with accounting principles generally accepted in the United States of the crediting of the Initial Advance and, if applicable, the Supplemental Advance to payment for Systems as herein provided in such format as Distributor shall reasonably request.

C. Crediting of Supplemental Advance. If Distributor pays the Supplemental Advance to Company as specified in Section 2D hereof, then Company shall credit the Supplemental Advance against payment for the Net Transfer Price of every System ordered from Company after the Initial Advance shall have been fully credited against the sale of Systems as contemplated in Section 10B above (i.e., drawn down to zero).


D. Purchase of Demo Systems. For the purposes of crediting the Initial Advance and the Supplemental Advance, if any, Eden 333 Demo Systems shall not be counted as Systems ordered, and Distributor shall pay for such Eden 333 Demo Systems upon order by wire transfer of the US$[*] Net Transfer Price in accordance with Company's written instructions.


E. Prices, Purchase Terms and Product Orders. Company will sell the Products to Distributor pursuant hereto at the Net Transfer Price for said Products as set forth on Appendix A, and Distributor shall pay for the Products in accordance with the Purchase Terms specified in Appendix B hereto, subject to the prior drawdown of any outstanding amounts under the Initial Advance or the Supplemental Advance referred to above. Distributor will be entitled to place Product orders in a format provided by the Company. [*]. Except as provided in Section 8C, each Product order will constitute a separate transaction, and must be paid for regardless of the status of any other order or transaction between the parties.



         11.      Trademarks and Trade Names.

A. Trademark License. During the Term of this Agreement, solely for the purpose of the marketing, advertising for, and resale and support of the Products in the Territory, Company hereby grants Distributor the royalty-free right and license to use and display Company's trade names, trademarks and domain names set forth on Appendix L, which Appendix Company may, in its sole discretion, revise from time to time (the "Trademarks"), provided that said license to the Company's domain names shall be limited to the display of said domain names on Distributor's literature and web site when referring to the Products and solely for the purpose of linking to the Company's site. Such license shall be exclusive except as to the Company during the Exclusivity Period. Any such use shall inure to the benefit of Company and shall be in accordance with Company's guidelines or other instructions regarding the use of the Trademarks, which guidelines Company may modify from time-to-time in its sole discretion. Distributor will not make or permit alteration of the Products or removal or modification of any tags, proprietary or copyright notices, labels, or other identifying marks placed by Company or its agents on the Products or associated literature, except with Company's prior written authorization.

B. Trademark Ownership and Usage. Company represents, and Distributor acknowledges and agrees, that Company is the exclusive owner of and, except for Distributor's rights hereunder, has the exclusive right to use the Trademarks in the Territory. Distributor may not contest the

         Trademarks, or register or attempt to register in any jurisdiction any Trademark or any confusingly similar trademark or trade name. Distributor shall not do or suffer to be done any act or thing that would impair Company's rights in its Trademarks or damage the reputation for quality inherent in the Trademarks. Except as otherwise permitted by this Agreement, Distributor shall market, distribute, and support the Products only under the Trademarks, and not under any other trademark or logo. Distributor agrees not to use the Trademarks with respect to any products or materials not provided by Company.
         Distributor agrees to provide Company in advance with samples of each of Distributor's uses of the Trademarks. In connection therewith, Distributor agrees that it shall modify to Company's satisfaction or cease the use of any Trademark to which use Company, in its sole discretion, may object. Distributor agrees to provide written notification to Company if Distributor purchases, or is offered for purchase, any products with a Trademark from a source other than Company, its affiliates or another authorized Company distributor.


         12.      Mutual Protection of Proprietary Rights.

A. Confidentiality of Information. Each party (each, a "Receiving Party") acknowledges that it may receive certain information, documents, or other materials in connection with the Products, Distributor Systems, and performance of the obligations of the other party (the "Disclosing Party") hereunder, which may contain valuable confidential and/or proprietary information of the Disclosing Party, including, without limitation, information in the categories listed on Appendix I ("Confidential Information"). The Receiving Party agrees to preserve and maintain the confidentiality of all such Confidential Information of the Disclosing Party, which will not be disclosed to any third party or used in any way or for any purpose outside the scope of the performance of the Receiving Party's obligations under this Agreement, except that Confidential Information shall not include such information:

         (i) as the Disclosing Party may pre-authorize in writing for disclosure;

         (ii) already in the Receiving Party's possession prior to receipt, and where such possession is documented;

         (iii) generally available to the public and/or available through no fault or act of the Receiving Party from a third party source free to disclose such information; or

         (iv) required to be disclosed under a governmental order, provided that Disclosing Party is provided with reasonable prior notice of such order to allow it to seek pre-disclosure protective measures.

B. Ownership of Company Intellectual Property. Title to all Company's patents, trademarks, copyrights, confidential or proprietary information or other intellectual property embodied in the Products (including any modification, improvements and enhancements thereof) and all patents, trademarks, copyrights, confidential or proprietary information, and any other Company intellectual property rights are and will remain Company's sole property, and nothing in this Agreement or the parties' relationship will create or imply any ownership or license rights in such property by Distributor. Anything in this Agreement to the contrary notwithstanding, Company shall have the right to enforce all of its patents, trademarks, copyrights, confidential or proprietary information and other intellectual rights against any person, whether in or outside the Territory.

C. Ownership of Distributor Intellectual Property. Title to all Distributor's patents, trademarks, copyrights, confidential or proprietary information, and any other Distributor intellectual property rights, including, without limitation, any logo, trademark or tradename of Distributor used in connection with the marketing and sale of the Products, are and will remain Distributor's sole property, and nothing in this Agreement or the parties' relationship will create or imply any ownership or license rights in such property by Company. Anything in this Agreement to the contrary notwithstanding, Distributor shall have the right to enforce all of its patent, trademark, copyright, confidential or proprietary information, and other intellectual property rights against any person, whether in or outside the Territory.


D. Challenges to Intellectual Property Rights. Neither party shall seek directly or indirectly to challenge, invalidate, or render unenforceable any patents, trademarks, copyrights, confidential or proprietary information or other intellectual property rights of the other party hereto in any manner whatsoever [*], and without limiting the scope of the foregoing, in any event and at any time, neither party shall use any Confidential Information of the other party for such purpose.


E. Other Restrictions on Distributor. Distributor shall not directly or indirectly: [*].


F. Infringement of Company Intellectual Property. During the Term of this Agreement, Company and Distributor shall each notify the other of any known or presumed counterfeits, imitations or infringements by third parties of Company's patents, trademarks, copyrights, confidential or proprietary information or other intellectual property rights in the Territory. After Company learns of any such counterfeits, imitations or infringements, whether from the Distributor or otherwise, it shall promptly take such action, including legal action, as it determines in its sole and absolute discretion is reasonably required to protect the patents, trademarks, copyrights, confidential or proprietary information or other intellectual property and recover damages.

         13. Indemnification; Insurance.

A. Company Indemnity. Company shall indemnify and defend Distributor and each of its officers, directors, employees, shareholders, and agents (collectively, the "Indemnified Parties"), and hold the Indemnified Parties harmless from, any and all claims, actions or causes of action, suits, demands, judgments, losses, liabilities, costs, and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (each, a "Claim") asserted against, resulting to, imposed upon or incurred by any Indemnified Party, directly or indirectly, by reason of or resulting from a claim that any Product sold pursuant to this Agreement (a) [*] or (b) [*]

B. Indemnification Procedure. The respective rights and liabilities of the Indemnified Parties and Company under Section 13 shall be subject to the following terms and conditions:

         (i) The Indemnified Party will give Company prompt written notice of any Claim that such Indemnified Party believes is subject to indemnification under Section 13A and Company may undertake to pay such Claim or to defend such Claim by counsel chosen by Company. Company shall have no liability under Section 13A only if an Indemnified Party's failure or delay to give notice of a Claim has materially prejudiced Company's ability to defend such Claim. Upon assumption by Company of the defense of any such Claim, the Indemnified Party will have the right to participate in such defense and employ separate counsel, but Company will not be responsible for any fees and expenses of other counsel subsequently incurred by the Indemnified
                  Party in connection with the defense thereof, unless (a) Company has agreed to pay such fees and expenses, (b) Company has failed to employ counsel in a timely manner, or (c) the Indemnified Party has been advised by its own counsel that there exists actual or potential conflicting interests between Company and the Indemnified Party, including the availability of one or more legal defenses which are different from or in addition to those available to Company. In any event, Company will not, in connection with any such Claim or separate but substantially similar or related Claim in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action.

         (ii) If Company, within a reasonable time after notice of such Claim, fails to pay or defend such Claim, the Indemnified Party will (upon notice to Company) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim by counsel chosen by the Indemnified Party, subject to the right of the Company to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

         (iii)    Anything in this Section 13 to the  contrary  notwithstanding,
                  (a) if there is a reasonable probability that a Claim may materially adversely affect an Indemnified Party other than as a result of money damages or other monetary payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim by counsel chosen by the Indemnified Party, with the consent of the Company, which shall not be unreasonably withheld or delayed, and (b) the Company shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability in respect of such Claim.

C. Modification or Replacement of Products. If Company determines that a Product infringes or might be held to infringe upon a third party's intellectual property rights, Company may, at its option and expense, replace or modify such Product so as to avoid infringement or procure the right for Distributor to continue to use, market and sell such Product in accordance with this Agreement. If neither of such alternatives is, in Company's opinion, reasonably possible, Distributor and its customers shall return all infringing Products to Company at Company's expense, and Company's sole liability, in addition Company's obligation to indemnify Distributor as set forth above, shall be to refund the Net Transfer Price paid for such Products by Distributor.

D. Exclusions. The foregoing indemnity shall not apply to any Claim based upon or arising from (i) any distribution of the Products outside the scope of the Agreement, (ii) use of the Products by Distributor in a manner for which they were not designed or not in accordance with applicable documentation approved by Company, (iii) modification or any other tampering with the Products used by Distributor not made by Company or its authorized employees or by employees or agents of Distributor trained or authorized by Company, or (iv) use of the Products by Distributor in connection or combination with any equipment, devices or software not supplied or authorized by Company.

E. Exclusive Remedies. The remedies set forth in this Section 13 represent the sole and exclusive remedies of Distributor and the entire liability and obligation of Company with respect to Claims subject to indemnification under Section 13A.

F.       Certain [*] Claims.

         (i) [*].

         (ii) If [*],  Company  may  terminate  this  Agreement  as  provided in
         Section 15A at any time after the first year of the Term, if Company determines in good faith that [*].

         (iii)  If  Distributor   determines  that  [*],  then  Distributor  may
         terminate this Agreement as provided in Section 15B.

         (iv) Anything herein to the contrary notwithstanding, after termination of this Agreement, Company shall continue to indemnify all Indemnified Parties under this Section 13 against [*] and all other Claims arising with respect to Products sold prior to termination of this Agreement as provided in this Section 13F.

         (v) Company acknowledges that as a condition to its right to terminate this Agreement as provided in this Section 13F, it shall be required to cease distribution of the Products in the Territory. If, after terminating this Agreement as provided in this Section 13F, Company desires to begin distributing Products in the Territory at any time before the third anniversary of this Agreement, it shall offer to enter into an agreement with Distributor for the distribution of Products in the Territory on terms no less favorable to Distributor than the terms of this Agreement. If Distributor rejects such offer or fails to respond to such offer within thirty (30) days after Distributor's receipt of such offer, then Company may distribute the Products in the Territory through another distributor.


G. Company Insurance Policies. Company shall maintain in effect during the Term of this Agreement the Company Insurance Policies or policies of insurance having equal or greater coverage with comparably-rated insurance companies and shall upon request by Distributor provide copies or accurate abstracts of such Company Insurance Policies.

H. Distributor Indemnity. Distributor shall indemnify and defend Company and each of its officers, directors, employees, shareholders, and agents (collectively, the "Company Indemnified Parties"), and hold the Company Indemnified Parties harmless from, any and all Claims of persons other than the Company, its officers, directors, employees, shareholders, agents and affiliates asserted against, resulting to, imposed upon or incurred by any Company Indemnified Party, directly or indirectly, by reason of or resulting from. [*] The procedure for indemnification under this Section 13H shall be the same as the procedure set forth in Section 13B, mutatis mutandis.


         14.      Limitation of Liability; Warranty.

A. Waiver of Punitive and Consequential Damages. NEITHER PARTY HERETO SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE DAMAGES OR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY ARISING [*].

B. Warranty Coverage. The only Product warranties of any kind that Company authorizes Distributor to make to its customers is the Limited Warranty, as specified in Appendix D. Distributor agrees not to make any other warranties or Product claims, or use any specifications other than Product Specifications, as specified in Appendix C, unless otherwise authorized by Company.

C. Company Warranty Policies and Training. Distributor agrees to abide by all of the Company's then-current warranty/repair service policies and procedures and will participate in any future Company warranty/repair training classes provided by Company in accordance with Section 6G in order to enable Distributor to install Products and parts, and/or to make Limited Warranty and other repairs for customers located within the Territory.

D. Grant of Limited Warranty. Company hereby grants the Limited Warranty set forth in Appendix D to Distributor. COMPANY DISCLAIMS AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. No warranty coverage will be available for any Product which has been subject to abuse, negligence, accident, unauthorized modification or alteration or any failure to follow Company instructions, procedures or policies.

E.       Replacement  of  Defective  Systems.  [*], if any System  installed  by
         Distributor in the Territory and used [*] continuously and regularly malfunctions, breaks down or otherwise fails to operate in accordance with its specifications for a period of [*] despite [*] to repair any defects in such System as provided in Section 6C, [*].


         15.      Termination.

A. Termination by Company. Company has the absolute right to terminate the Term of this Agreement, and thereby the distributorship and the licenses created by this Agreement, from and after the occurrence of any of the following events and so long as any such event shall be continuing:

         (i) if Distributor fails to keep, perform and observe in any material respect any promise, covenant or condition set forth in this Agreement and if such failure or default is susceptible to cure but not cured within 90 days from and after the date notice is received by Distributor (except when satisfaction of such obligation requires activity over a period of time and Distributor has commenced to perform whatever may be required within such 90-day period and diligently continues such performance, without interruption, to cure such failure or default); or

         (ii) if any representation or warranty of Distributor hereunder shall prove to have been incorrect or untrue in any material respect when made; or

         (iii) if Distributor fails to pay, when due, any amount payable to Company hereunder, and such failure is not cured within 30 days from the date Distributor receives notice thereof;

         (iv) if, after the first thirty-six (36) months of the Term, Distributor's exclusive rights as specified in Section 2A hereof under this Agreement have been or shall be lost or otherwise voided in accordance with Section 2C; or

         (v) if Distributor abandons its business; is declared insolvent or bankrupt or makes an assignment of a substantial portion of its assets for the benefit of creditors; a trustee, receiver or other similar representation is appointed with respect to a substantial portion of its assets; and/or if bankruptcy, liquidation or reorganization proceedings are instituted by or against it which have not been dismissed, and such event is not cancelled or otherwise rectified within sixty (60) days; or

         (vi)     as provided in Section 13F.

B. Termination by Distributor. Distributor has the absolute right to terminate the Term of this Agreement from and after the occurrence of any of the following events and so long as any such event shall be continuing:

         (i) if Company fails to keep, perform and observe in any material respect any promise, covenant or condition set forth in this Agreement and if such failure or default is susceptible to cure but not cured within 90 days from and after the date notice is received by Company (except when satisfaction of such obligation requires activity over a period of time and Distributor has commenced to perform whatever may be required within such 90-day period and diligently continues such performance, without interruption, to cure such failure or default); or

         (ii) if any representation or warranty of Company hereunder shall prove to have been incorrect or untrue in any material respect when made; or

         (iii) if Company abandons its business; is declared insolvent or bankrupt or makes an assignment of a substantial portion of its assets for the benefit of creditors; a trustee, receiver or other similar representation is appointed with respect to a substantial portion of its assets; and/or if bankruptcy, liquidation or reorganization proceedings are instituted by or against it which have not been dismissed, and such event is not cancelled or otherwise rectified within 60 days; or

         (iv) if, notwithstanding Company's satisfaction of its obligations under Section 6C, Distributor determines that [*]; or

         (v)      as provided in Section 13F.

C. Termination Notice. Any termination of the Term pursuant to Sections 15A or 15B hereof shall be effective as at the date specified in a notice of termination given by the party terminating the Term to the other party (a "Termination Notice").

D. Transition-Out. Except as otherwise provided in this Agreement, upon termination or expiration of the Term of this Agreement, the parties shall have the ongoing rights, duties, responsibilities and obligations set forth on Appendix K, Transition-Out, upon expiration or termination of this Agreement.

E. Payments by Distributor. Upon termination or expiration of the Term, all amounts then owed to Company by Distributor for all unpaid pre-termination orders shipped and other payments due from Distributor to Company hereunder will immediately become due, and Distributor will immediately pay such amounts.

F. Material Breach by Company. If this Agreement is terminated by Distributor pursuant to clauses (i) or (ii) of Section 15B, then the Company shall, within 30 days of the termination date specified in the Notice of Termination, return to Distributor any portion of the Initial Advance or the Supplemental Advance (to the extent paid) that was not theretofore credited against the Net Transfer Price of Systems shipped prior to Company's receipt of such Notice of Termination. The return of such payments shall not limit or restrict Distributor's remedies for Company's breach.


         16.      Force Majeure.

A. Suspension of Performance. Neither party hereto shall be liable to the other for any failure, delay or interruption in the performance of any of the terms, covenants or conditions of this Agreement due to any Force Majeure. If any such event, cause or delay occurs as a result of a Force Majeure, the party hereto whose performance is affected by such Force Majeure shall use all reasonable efforts to cure or overcome such interruption, delay, event or cause with all possible speed and to recommence such party's performance hereunder. The obligation of performance of the parties hereunder shall recommence when such Force Majeure delaying or preventing performance have ended.

B. Termination upon Force Majeure. Notwithstanding any other provision hereof, if during any period of one hundred eighty (180) consecutive days or more, a party hereto is unable to perform any material obligation under this Agreement as a result of a Force Majeure, then the other party shall have the right to terminate this Agreement, not earlier than thirty (30) days from the date on which such notice shall have been given.


         17. Severability. If any provision or any portion of any provision of this Agreement shall be construed to be illegal, invalid or unenforceable by a court of competent jurisdiction, arbitrator or regulatory authority, such provision shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision which is legal, valid and enforceable shall continue in full force and effect.


         18. Assignment. Neither this Agreement nor any rights or obligations hereunder can be assigned, sold or otherwise transferred by either party without the other party's prior written consent, and any such attempted assignment will be null and void and subject to termination under Section 15, except that that the Company may assign this Agreement in connection with the transfer of all or substantially all of its assets in connection with a sale of its business to one buyer in one transaction. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

         19. Notices. Any notice required or desired to be given hereunder shall be in writing and in English and sent to the addresses first above-written, attention Chief Executive Officer, or such other addresses as are notified in writing as herein provided, by the parties by hand delivery, registered mail or express courier service. Notices shall be deemed to have been given upon the expiration of seven (7) days after mailing as aforesaid to the addressee (when sent by registered mail), upon the date of receipt as recorded by the delivery service (when sent by express courier), or upon receipt by the addressee (when delivered by hand).


         20. Governing Law and Trade Terms. This Agreement will be governed by and construed in all respects in accordance with the laws of the State of Delaware. The trade terms under this Agreement will not be governed by and interpreted in accordance with the provisions of the International Commercial Terms (INCOTERMS), as amended, which is expressly excluded and rejected by the parties by reference.

         21. Arbitration. The parties agree that all disputes between them shall be settled by binding arbitration brought before a single arbitrator in the
State of Delaware in the English language, whose decision shall be final and conclusive upon the parties. The arbitrator shall be appointed and the arbitration conducted in accordance with the rules of the American Arbitration Association, within fourteen days of a request of one of the parties, unless otherwise agreed to by the parties. The losing party shall pay the reasonable legal fees and expenses of the prevailing party. Notwithstanding the aforementioned, each party may seek injunctive relief until an arbitrator is so appointed. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets where they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.


         22. Jurisdiction; Service of Process. The parties hereto hereby consent to the jurisdiction of the federal and state courts of the State of Delaware with respect to any disputes, claims, controversies or other actions or proceedings arising under this Agreement, subject to Section 21 hereof. Each party irrevocably consents to the service of process in any action or proceeding by the mailing thereof by the other party by registered or certified United States mail, postage prepaid, to such party at its address for notices as provided in Section 19.


         23. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provisions of this Agreement. The failure of a party to insist upon strict adherence to any terms of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement. Any waiver must be in writing.

         24. Execution in Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall be deemed to have been executed upon delivery by each party of an executed copy hereof to the other party by telecopier to such telecopier numbers as the parties shall agree, and subsequent transmittal on the same day of two executed copies hereof to the other party at its address for notices as provided in Section 19.


         25. Entire Agreement; Headings. This Agreement, including all appendices or exhibits hereto, represents and incorporates the parties' entire understanding and agreement, which supersedes any other oral or written agreements. There are no other warranties, representations, covenants or other understandings of any kind, except as may be set forth herein or in any amendment  to this  Agreement  made via a written  instrument  referring to this
Agreement which has been executed by the parties' duly authorized representatives. The headings which have been used for convenience purposes only, shall not be used in order to construe this Agreement.



                            (Signature Page Follows)

                              Objet Geometries Ltd.
                      North American Distributor Agreement

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized officers as of the date hereof.

 Objet Geometries Ltd.:                    Stratasys, Inc.:

 By:                                       By:
     --------------------------               --------------------------
     Adina Shorr                              S. Scott Crump
     Chief Executive Officer                  President

                                   APPENDIX A

                                Products, Prices

Part No.        Description                                                             Net Transfer Price
--------        -----------                                                             ------------------
[*]     Objet Eden 333 Rapid Prototyping System (See Appendix C for full specs)         [*]


[*]     Objet Modeling Resin Canister for Polyjet Products (2 kg each)                  [*]

[*]     Objet Support Resin Canister for Polyjet Products (2 kg each)                   [*]


        MISC. HARDWARE

[*]     Single Head Unit Assy                                                           [*]




        SERVICES

         One year standard maintenance agreement for parts to be supplied by the
         [*] company                                                                    [*]


         Distributor provides all Labor; Company provides all parts (except for misuse)

                                       [*]

                                       [*]

                                       Objet Eden 333 Products List
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
Cat. No.            Name                        UOM                        Units     Net Transfer       Total Net
                                                                                     Price/kg US$       Transfer Price
                                                                                                        US$
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 Eden 333  110V              EA                         1                          [*]
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 Water Jet 110V              EA                         1                          [*]
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 FullCure 705 - Support      4-pack of 2 kg cartridges  1        [*]               [*]
                    Eden 333
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 FullCure 720 -Model Eden    4-pack of 2 kg cartridges  1        [*]               [*]
                    333
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 FullCure 730-Model Gray     4-pack of 2 kg cartridges  1        [*]               [*]
                    Eden 333
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 EDEN 333 U/G KIT 110V OLD   EA                         1                          [*]
                    CHASSIS
                    for old users of the
                    QuadraTempo
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
[*]                 EDEN 333 U/G KIT 110V       EA                         1                          [*]
                    DUAL CHASSIS
                    for recent (from Jan 2003
                    installations only)
                    QuadraTempo users
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
                    Eden 333 - Spare parts -    SEE LIST NO. 1 HEREWITH
                    All items
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
                    Eden 333 - Start up Kit     SEE LIST NO. 2 HEREWITH    1                          [*]
                    (Sent with every machine)
------------------- --------------------------- -------------------------- -------- ----------------- -----------------
                    Eden 333 - Consumables      SEE LIST NO.3 HEREWITH
------------------- --------------------------- -------------------------- -------- ----------------- -----------------

1.       Recommended Spare parts -Eden 333 - All items - Price List

 -----------------------------------------------------------------------------------------------------------------------------------
                     Item                          Part No.        Units   Qty   Net Transfer Price    Total     Suggested warranty
                                                                                   per unit (US$)     Extended        per item
                                                                                                        Net
                                                                                                      Transfer
                                                                                                    Price (US$)
 -----------------------------------------------------------------------------------------------------------------------------------
 SINGLE HEAD UNIT ASSY                       [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 ACS BOARD                                   [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 COMPUTER UNIT EMBEDDED                      [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 OCB/MAIN BOARD                              [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 MAIN POWER SUPPLY UNIT                      [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 WIPER ASSEMBLY                              [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 DRIVE BELT (X BELT)                         [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 DRIVE BELT (Y BELT)                         [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 Z SCREW BELT                                [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 MOTOR BELT Z MOTOR                          [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 Z MOTOR                                     [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 Y LIMIT SENSOR BOARD                        [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 EDEN X ENCODER                              [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 Z LIMIT SENSOR BOARD                        [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 MATERIAL PUMP ASSY                          [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 WASTE PUMP ASSY                             [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 DATA PCI                                    [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 SVC BOARD                                   [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 X MOTOR                                     [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 X DRIVER                                    [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 Y/Z DRIVER (463 LB) BOARD                   [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 LAMP ASSY LEFT                              [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 LAMP ASSY RIGHT                             [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 ROLLER ASSY                                 [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 VACUUM UNIT ASSY E333                       [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 OHDB BOARD                                  [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 X CHAIN 333 ASSY                            [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 Y CHAIN 333 ASSY                            [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 UV LAMPS POWER SUPPLY E333                  [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 TRAY HEAT SENSOR BOARD                      [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 CARTRIDGE SCALE                             [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 MATERIAL PIPE [TYGON] 1/8 x1/4 BLACK        [*]                  Meter     6                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 CLEAR TUBE 4 DIA MT. (VACUUM PIPE )         [*]                  Meter     6                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 NORPRENE BLACK TUBE (40CM)                  [*]                  EA        2                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 RESIN TUBE 5/16X3/16                        [*]                  Meter    0.5                   [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 WIPER BLADE ASSEMBLY                        [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 WIPER RUBBER (BLADE)                        [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 EDEN ROLLER BATH                            [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 FILTER 50u NOMINAL                          [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 FILTER 5u ABSOLUTE                          [*]                  EA        2                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 EXTERNAL CONTAINER                          [*]                  EA        1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 PEG 400 BOTTLED ASSY                        [*]                  EA        2                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 WIPING CLOTHS 9"-9"                         [*]                  Pack      1                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 TRANSPARENCY                                [*]                  EA       20                    [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------
 PINK PAPER A4                               [*]                  EA       200                   [*]         [*]        [*]
 -----------------------------------------------------------------------------------------------------------------------------------

2.   Eden 333 - Start Up Kit ***ADD PRICES***


------------------------------------------------------------------------------------------------------------------
Item                                                  Cat. No.                        UOM               Qty.
------------------------------------------------------------------------------------------------------------------
Wiper rubber (blade)                                  [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
Eden Roller bath                                      [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
Y Limit Sensor (w/ PCB)                               [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
Material pipe [Tygon]                                 [*]                             Meter             9.6
------------------------------------------------------------------------------------------------------------------
Material pipe [Tygon]                                 [*]                             Meter             0.5
------------------------------------------------------------------------------------------------------------------
Vacuum pipe                                           [*]                             Meter             12
------------------------------------------------------------------------------------------------------------------
50 micron filter                                      [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
5 micron filter                                       [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
Lamp ultra med OSRAM                                  [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
Cleaning wiping                                       [*]                             Pack               1
------------------------------------------------------------------------------------------------------------------
External Waste Container                              [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
Norprene black Tube                                   [*]                             Meter             0.8
------------------------------------------------------------------------------------------------------------------
Pink paper                                            [*]                             EA                200
------------------------------------------------------------------------------------------------------------------
Transparency paper                                    [*]                             EA                20
------------------------------------------------------------------------------------------------------------------
Mouse Pad  "Objet Polyjet"                            [*]                             EA                 2
------------------------------------------------------------------------------------------------------------------
Eden333-User Manual                                   [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
PEG 400 Model bottle (2kg/bottle)                     [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------
PEG 400 Support bottle (2kg/bottle)                   [*]                             EA                 1
------------------------------------------------------------------------------------------------------------------

3.   Eden 333 - Customer Support Consumables

---------------------------------------------------------------------------------------------------------------------------------
                    Item                     Part No.               Units       Qty      Net Transfer Price     Total
                                                                                           per unit (US$)     Extended Net
                                                                                                                Transfer
                                                                                                              Price (US$)
---------------------------------------------------------------------------------------------------------------------------------
WIPER BLADE ASSEMBLY                         [*]                     EA          1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
WIPER RUBBER (BLADE)                         [*]                     EA          1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
EDEN ROLLER BATH                             [*]                     EA          1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
FILTER 50u NOMINAL                           [*]                     EA          1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
FILTER 5u ABSOLUTE                           [*]                     EA          2            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
LAMP ULTRA MED 400W OSRAM                    [*]                     EA          1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
EXTERNAL CONTAINER                           [*]                     EA          1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
PEG 400 Model bottle (2kg/bottle)            [*]                     EA          2            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
PEG 400 Support bottle (2kg/bottle)          [*]                     EA          2            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
WIPING CLOTHS 9"-9"                          [*]                     Pack        1            [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
TRANSPARENCY                                 [*]                     EA          20           [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------
PINK PAPER A4                                [*]                     EA          200          [*]                 [*]
---------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX B
                                 Purchase Terms

         The following terms and conditions are and will remain subject to the North America Distributor Agreement and will govern and control all purchase orders placed with and accepted by Objet Geometries Ltd. ("Company") on or after the date of the North America Distributor Agreement. Any different or additional terms in any purchase order, correspondence or other document or proposal are hereby objected to and rejected by Company unless and only to the extent such terms are modified in writing and signed by an authorized Company officer. Unless otherwise defined in this Appendix B, capitalized terms used in this Appendix B shall have the meanings ascribed to them in the North America Distributor Agreement.


         1. Order Acceptance. Company will review all Product orders and provide Distributor with a timely acceptance within [*] days. Company will use its best efforts to fill and ship all accepted Product orders. Orders placed at full Net Transfer Price will be accepted. Each purchase order is a separate transaction and may not be tied to any other order or obligation unless agreed to in writing by Company. All orders for Products listed on Appendix A will be sold through Distributor within the Territory.





         2. General Payment Terms. The Net Transfer Price to Distributor is ExWorks Company's factory shipping dock. Distributor is responsible for all duties, taxes, levies, and shipping charges, customer-requested insurance, or other applicable charges or fees of any kind, including collection costs, penalties and interest, associated with therewith. All payments will be made in U.S. dollars, in full, within [*] days of the invoice date, subject to continuing credit approval. Payments not received by Company when due may be subject to a late payment charge of [*] percent [*] per month or the highest amount permitted by law, whichever is less.





         3. Title and Risk of Loss. Title to and risk of loss on all products will pass to Distributor upon tender to commercial carrier ExWorks Company's factory, Rehovot, Israel. All costs and arrangements for shipping insurance or any other special shipping requests will be solely the Distributor's obligation.



         4. Shipping. Company shall ship Products within [*] days of confirmation of an the order; provided, however, that if Distributor submits orders for more than [*] Systems to be delivered after [*], as the case may be, Company may ship Systems ordered in excess of [*] up to [*] days after confirmation. Distributor is responsible for all shipping and handling costs. Company shall ship replacement spare parts when requested (using Return Material Authorization or RMA process) rather than wait for the returned RMA part. Company is responsible for proper full crating of integrated Systems and other Products. All products will be packaged at no additional charge to Distributor in containers suitable for airfreight export shipment. Shipping and/or delivery dates are estimates only and will not be binding on Company. Distributor may ask for shipment by sea and Company will package the Products accordingly with no additional charges to Distributor if Distributor gives such request prior to the date on which Company begins to package such Products. Distributor will consider shipping by sea after the first year after it has refined its unit forecasting to enable the additional time required for shipment by sea.

         5. Software License. All products include a non-transferable software license.


         6. Limited Warranty. A copy of Company's current Limited Warranty is attached and incorporated by reference.


         7. General. The purchase of any goods from Company and all other related matters will be governed by and interpreted solely under the laws of the State of Delaware. THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS HEREBY EXCLUDED IN ALL RESPECTS.

                                   APPENDIX C

                      Product Description and Specification

                               Eden 333 RP System


Product Description:  Eden 333 RP System Price includes the full electromechanical equipment, its firmware, [*].


 *   Modeling Envelope:    13.4" x 13" x 7.9"


 *   Achievable Accuracy:  0.008 inches. (Achieved on 10"x10"x7.9" build size)
                           0.014 inches. (Achieved on maximum modeling size).

 *   Layer Thickness:      0.0006 inches


 *   Head Temperature:     75(0)C (167(0) Fahrenheit)


 *   Modeling Materials    Acrylic Photopolymer


 *   Dimensions:           52" x 39" x 47" (width x depth x height)


 *   Weight:               450 kg (1000 lbs)


 *   Power Requirements:   110 and 230 VAC 50/60 Hz, 3 KVA, single phase


 *  Regulatory Compliance: CE

 [*].

                                   APPENDIX D

                         Limited Warranty to Distributor


[*]

         EXCEPT FOR THE LIMITED WARRANTY, COMPANY DOES NOT MAKE ANY OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SOME STATES DO NOT ALLOW LIMITATION OR EXCLUSIONS OF IMPLIED WARRANTIES, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO DISTRIBUTOR IN CERTAIN STATES.

                                   APPENDIX E

                       North America Territory Definition


United States, Canada & Mexico.



[*]

                                   APPENDIX F

                           Minimum Annual Sales Quota
                                Eden 333 Systems


First Year
----------
[*]



Second Year
-----------
[*]



Third Year
----------

[*]

                                   APPENDIX G

                           Company Insurance Policies





[* 4 pages]

                                   APPENDIX H

                              Quadra Tempo Service






[*]

                                  Appendix I-A

                   Items Considered Proprietary to Distributor


The following information is considered proprietary to Distributor in respect of its FDM systems::

o  Sales and Marketing:
A. Customer lists
B. Lead Generation & telemarketing process
C. Sales/Marketing/Service/Accounting database information including contact information of customers, prospects, leads/qualified leads.

o  Operations:
A. Material suppliers
B. Our manufacturing vendors names C. Spool, cassette & cartridge chip encryption

D. Production rate of spools, cartridge or canisters produced E. Production process & ATP F. Vendor/Supplier lists G. Employee lists H. Organization chart

I. Employee phone / address list

o  Financials:
A. Financials  not already  publicly  released and  available
B. Product mix
C. Maintenance  revenues
D. Quarterly  number of units by products
E. Productions schedule
F. Forecasts


o Unpublished patent  applications and disclosures
o Strategic plans,  marketing plans or distribution plans
o Any non-public activities relating to funding, distribution, acquisitions, etc.

                                  Appendix I-B

                     Items Considered Proprietary to Company



         The following information is considered proprietary to Company in respect of its Systems:

         o  Sales and Marketing:
         A. Customer lists
         B. Lead Generation & telemarketing process
         C. Sales/Marketing/Service/Accounting database information including contact information of customers, prospects, leads/qualified leads.



         o  Operations:
         A. Material suppliers
         B. Our manufacturing  vendors names
         C. Spool, cassette & cartridge chip encryption
         D. Production  rate  of  spools,  cartridge  or  canisters produced
         E. Production  process  & ATP
         F. Vendor/Supplier  lists
         G. Employee lists
         H. Organization chart
         I. Employee phone / address list

         o  Financials:
         A. Financials not already  publicly  released and available
         B. Product mix
         C. Maintenance revenues
         D. Quarterly number of units by products
         E. Productions schedule
         F. Forecasts


         o Unpublished  patent  application and  disclosures
         o Strategic  plans, marketing plans or distribution plans
         o Any  non-public   activities  relating  to  funding,   distribution,
           acquisitions, etc.

                                   APPENDIX J

                          Distributor's Marketing Plan


[* 1-1/2 pages]

                                   APPENDIX K

                  Transition-Out upon Expiration or Termination

Upon expiration or termination of the Agreement for any reason whatsoever, the following shall apply:

Service and spares

Upon termination Distributor will continue to support customers for up to twelve
(12) months in accordance with existing maintenance contracts, and Company will supply spare parts for this term at prices, terms and conditions as before termination. To the extent that Distributor has no continuing obligations under a maintenance agreement with a customer, Distributor shall provide maintenance service to such customer on behalf of Company at Distributor's standard monthly rates for such maintenance. No provision in this paragraph, or in any other part of this Agreement, shall relieve Distributor of Distributor's responsibility to stock spares. Distributor is expected to maintain an adequate inventory of spares to support the Systems purchased hereunder.

Material

Upon termination Company will become the only supplier of Polyjet Resin to the customers, provided that such resin continues to be proprietary to the Company.

Orders in process

If this Agreement is terminated, upon request by Distributor, Company will deliver Products for orders which it accepted prior to the effective date of termination and Distributor shall pay for such orders all in accordance with the provisions hereof; however, Company shall have no obligation to extend credit to Distributor with respect to such orders.

Distributor stock

Except as otherwise provided in this Appendix K or in the Agreement, upon termination Company shall have the option of buying back from Distributor any new unsold Products purchased from Objet, at the prices charged to Distributor, less Objet's applicable restocking charge, if any. Upon termination after the first anniversary of the Agreement, Distributor has the right to sell its Demo Systems and inventory of Products for a period of six months after the date of termination or to return all Demo Systems and inventory of Products to Company for a full refund at the Net Transfer Price.

Existing Obligations to Customers

Termination hereunder shall in no way affect Distributor's obligations to its customers with respect to products previously sold hereunder or with respect to any indebtedness Distributor then owes to Company.

Existing Obligations of Parties

Upon termination of this Agreement all further rights and obligations of the parties shall cease, except that (A) Distributor shall not be relieved of (i) its obligation to pay any monies due, or to become due, as of or after the date of termination, and (ii) any other obligation set forth in this Agreement which is to take effect after the date of termination, (B) Distributor's obligations under Sections [*], 5D, and [*] shall survive termination, (C) Company's obligations under Sections 8A, 12, 13 and 14 shall survive termination, and (D) Company shall not be relieved of (i) its obligation to repay any amount of the Initial Advance or Supplemental Advance to Distributor as required hereunder and
(ii) any other obligation set forth in this Agreement which is to take effect after the date of termination.

Return of materials

Distributor will return all Company-owned materials within 30 days after the date of termination. Within 30 days of a termination under Section 15, Distributor will send Company a list of customer names with contacts, addresses, phone numbers and the Products sold to such customer and related service records.

Trademarks and Tradenames

Except to the extent that Distributor has rights or duties with respect to the continued sale and maintenance of the Products in the Territory, upon termination of this Agreement, Distributor will immediately cease using Company's name and trademarks as an authorized Company distributor and discontinue all representations that it is an authorized distributor of Company. In connection herewith and without limiting the scope of the preceding sentence, upon termination of this Agreement, Distributor shall remove all references to Company from its letterheads, advertising literature and places of business, and shall not thereafter use any similar or deceptive name or trademark intending to give the impression that there is any relationship between the parties.

Confidential Information and other Surviving Provisions

The parties shall continue to be bound by the obligations of confidentiality and other provisions of the Agreement which by their nature or by their terms survive the expiration or termination of the Agreement, including without limitation Sections 20, 21 and 22.

                                   APPENDIX L

                                Objet Trademarks




Marketing & Technical

Objet
Objet Geometries Ltd.
PolyJet
PolyJet 2nd. Generation
Quadra
QuadraTempo
Eden
Eden333
(Eden260) not to show yet FullCure
FullCure500
FullCure700
Objet Studio
PolyLog
SHR
WaterJet

Domain Names

www.2objet.com
info@2objet.com
www.objet.bus
www.objet.us
www.objet.be
www.objet.net
www.objet.org
www.eden330.com
www.eden260.com